UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 3rd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01.	Changes in Registrant’s Certifying Accountant

Effective October 4, 2018, the Audit Committee of the Board of Directors of The ONE Group Hospitality, Inc. (the “Company”) approved the engagement of Plante & Moran, PLLC (“Plante Moran”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018 and approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.

Grant Thornton’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017 and December 31, 2016, and the subsequent interim periods up to and including the date of the dismissal (the “Specified Period”), there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its report on the financial statements for such years.

During the Specified Period, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that the Company’s independent registered public accounting firm identified that the Company’s internal control over financial reporting was not effective due to the existence of material weaknesses in the Company’s internal controls over financial reporting. As disclosed in the Company’s most recent Annual Report on Form 10-K, the material weaknesses identified included the lack of a robust and effective financial statement close and reporting process, ineffective controls over the accounting for income taxes and improper segregation of duties and certain design gaps in the information technology environment. The Company’s internal control weaknesses were discussed by its Audit Committee with Grant Thornton and Grant Thornton has been authorized to respond fully to the inquiries of Plante Moran with respect to such weaknesses.

The Company provided Grant Thornton with a copy of this report and requested that Grant Thornton furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of Grant Thornton’s letter to the Securities and Exchange Commission dated October 11, 2018 is filed as Exhibit 16.1 hereto.

The Company did not consult with Plante Moran during the fiscal years ended December 31, 2017 and December 31, 2016, and any subsequent interim periods prior to its engagement regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the newly appointed auditor concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement or a reportable event as defined and described in paragraph (a)(1)(iv) and (a)(1)(v) of Item 304 of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2018	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Linda Siluk
	Name:	Linda Siluk
	Title:	Interim Chief Financial Officer

Exhibit Index

Exhibit	Description

16.1	Letter from Grant Thornton LLP dated October 11, 2018.